                                                                     EXHIBIT 1.1

                          WEINGARTEN REALTY INVESTORS

                                  $200,000,000

                          Medium-Term Notes, Series A

                             DISTRIBUTION AGREEMENT
                             ----------------------

                                                                 August 10, 1998

Goldman, Sachs & Co.                            Lehman Brothers Inc.
85 Broad Street                                 Three World Financial Center,
New York, New York 10004                           12th Floor
                                                New York, New York 10285

BancAmerica Robertson Stephens                  Merrill Lynch & Co.
231 South LaSalle Street, 18th Floor            Merrill Lynch, Pierce, Fenner
Chicago, Illinois  60697                           & Smith Incorporated

BT Alex. Brown Incorporated                     World Financial Center
135 E. Baltimore Street                         North Tower, 10th Floor
Baltimore, Maryland  21202                      New York, New York  10281-1310

Chase Securities Inc.                           J.P. Morgan Securities Inc.
270 Park Avenue, 6th Floor                      60 Wall Street
New York, New York  10017                       New York, New York  10260

Donaldson, Lufkin & Jenrette                    NationsBanc Montgomery
Securities Corporation                             Securities, LLC
277 Park Avenue, 9th Floor                      100 North Tryon Street
New York, New York 10172                        Charlotte, North Carolina  28255


Ladies and Gentlemen:

     Weingarten Realty Investors, a Texas real estate investment trust (the "Company"), proposes to issue and sell from time to time its Medium-Term Notes, Series A (the "Securities") in an aggregate amount of up to $200,000,000, and agrees with each of you (individually, an "Agent", and collectively, the "Agents") as set forth in this Agreement.

     Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell the Securities directly on its own behalf, the Company hereby (i) appoints each Agent as an agent of the Company for the purpose of soliciting and receiving offers to purchase the Securities from the Company pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated hereby, whenever it determines to sell the Securities directly to any Agent as principal, it will enter into a separate agreement (each a "Terms Agreement") which, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Annex I hereto and be agreed upon orally, with written confirmation prepared by such Agent and mailed to the Company, relating to such sale in accordance with Section 2(b) hereof.

     The Securities may be issued either as senior debt securities ("Senior Securities") or as subordinated debt securities ("Subordinated Securities").
The Senior Securities will rank equally with all other unsecured and unsubordinated indebtedness of the Company, while the Subordinated Securities will be subordinated to all existing and future senior debt of the Company. The Senior Securities will be issued under an indenture, dated as of May 1, 1995 (the "Senior Indenture"), between the Company and Chase Bank of Texas, National Association (formerly known as Texas Commerce Bank National Association), as Trustee. The Subordinated Securities will be issued under an indenture, dated as of May 1, 1995 (the "Subordinated Indenture"), between the Company and Chase Bank of Texas, National Association (formerly known as Texas Commerce Bank National Association), as Trustee. The term "Trustee" as used herein shall refer to Chase Bank of Texas, National Association in its capacity as Trustee for the Senior Securities or the Subordinated Securities, as appropriate. The Senior Indenture and the Subordinated Indenture sometimes are referred to herein collectively as the "Indentures", and individually as the "Indenture". The Securities shall have the maturity ranges, interest rates, if any, redemption provisions and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the Indentures.

1.   The Company represents and warrants to, and agrees with, each Agent that:

(a) (i) A registration statement on Form S-3 (File No. 333-51843) in respect of $341,000,000 aggregate amount of debt securities, preferred shares, common shares and securities warrants of the Company, including the Securities, and
(ii) a registration statement on Form S-3 (File No. 333-12179) in respect of $226,500,000 aggregate amount of debt securities, preferred shares, common shares, and securities warrants of the Company, including the Securities, each as amended, have been filed with the Securities and Exchange Commission (the "Commission"); such registration statements and any post-effective amendments thereto, each in the form heretofore delivered or to be delivered to such Agent, excluding exhibits to such registration statement, but including all documents incorporated by reference into the prospectuses included therein, have been declared effective by the Commission in such form; no other document with respect to such registration statements or document incorporated by reference therein heretofore has been filed or transmitted for filing with the Commission (other than the prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the "Securities Act"), each in the form heretofore delivered to the Agents); and no stop order suspending the effectiveness of such registration statements has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statements or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act, hereinafter being referred to as a "Preliminary Prospectus"; the various parts of such registration statements, including all exhibits thereto and the documents incorporated by reference into the prospectuses contained in the registration statements at the time such part of the registration statements became effective but excluding Form T-1, each as amended at the time such part of the registration statements became effective, hereinafter being referred to collectively as the "Registration Statement"; the prospectus (including, if applicable, any prospectus supplement) relating to the Securities, in the form in which it most recently has been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, hereinafter being referred to as the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the Securities Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a "Pricing Supplement"), shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated therein by reference; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference into the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as amended or supplemented (including by the applicable Pricing Supplement filed in accordance with Section 4(a) hereof) in relation to the Securities sold pursuant to this Agreement, in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act and in accordance with Section 4(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

(b) The documents incorporated by reference into the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference into the Prospectus, or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of the Securities;

(c) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or to the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of the Securities;

(d) The Company is a real estate investment trust duly formed, validly existing and in good standing under the laws of the State of Texas, with the power and authority (corporate and other) to own its properties and to conduct its business as described in the Prospectus; and the Company is duly qualified to transact business and is in good standing in each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, and holds all authorizations, approvals, orders, licenses, certificates and permits from all governmental authorities which are material to the conduct of its business;

(e) Each subsidiary of the Company has been duly incorporated (or, with respect to Weingarten Properties Trust, has been duly formed as a real estate investment trust) and is validly existing as a corporation or trust in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or trust to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect or a prospective material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries (except for Weingarten Properties Trust, of which the Company owns approximately 77% of the outstanding capital shares), free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

(f) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in or incorporated by reference into the Prospectus, as amended or supplemented, any material loss or interference with its business from fire, explosion, flood or other calamity, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and in the Prospectus, there has not been any change in the capital stock or any increase in the consolidated long-term debt of the Company and its subsidiaries or any decrease in consolidated net current assets or net assets or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in or contemplated by the Prospectus;

(g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(h) The Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement and any Terms Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indentures, which will be substantially in the forms filed as exhibits to the Registration Statement; each Indenture has been duly authorized and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and general equitable principles; and each Indenture conforms, and the Securities of any particular issuance of the Securities will conform, to the descriptions thereof contained in the Prospectus as amended or supplemented to relate to such issuance of the Securities;

(i) The issuance and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indentures, this Agreement and any Terms Agreement, and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Declaration of Trust, as amended, or the By-Laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase the Securities, the issuance and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement, any Terms Agreement or the Indentures, except such as have been, or will have been prior to the Commencement Date (as defined in Section 3 hereof), obtained under the Securities Act or the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the solicitation by such Agent of offers to purchase the Securities from the Company and with purchases of the Securities by such Agent as principal, as the case may be, in each case in the manner contemplated hereby;

(j) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, which, if determined adversely to the Company or any of its subsidiaries would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(k) Immediately after any sale of the Securities by the Company hereunder or under any Terms Agreement, the aggregate amount of the Securities which shall have been issued and sold by the Company hereunder or under any Terms Agreement and of any debt securities of the Company (other than the Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement;

(l) The financial statements set forth in or incorporated by reference into the Registration Statement present fairly the financial position and the results of operations of the Company and its subsidiaries at the indicated dates and for the indicated periods. Except as otherwise stated in the Registration Statement, such financial statements have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein;

(m) The Company and its subsidiaries have good and indefeasible title in fee simple to all real property and interests in real property owned by them and good and indefeasible title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except as are described in the Prospectus and except for properties subject to a pledge under the Amended and Restated Loan Agreement of $200,000,000 between the Company and Chase Bank of Texas, National Association and under senior notes due 2015 in the aggregate principal amount of $ 30,000,000 issued under a Note Purchase Agreement, dated April 1, 1994, between the Company and the Variable Annuity Life Insurance Company and American General Life Insurance Company as amended, and except for property owned in the joint ventures set forth in Annex IV hereto or such as do not materially affect the value of such property and interests in the aggregate and do not interfere with the use made and proposed to be made of such property and interests by the Company and its subsidiaries taken as a whole; in the case of real property and interests in real property, the Company and its subsidiaries have obtained satisfactory confirmation (consisting of policies of title insurance or binders therefor or opinions of counsel based upon the examination of abstracts) confirming, except as is otherwise described in the Prospectus, (a) that the Company and its subsidiaries have the foregoing title to such real property and interests in real property; provided, however, that in those cases in which such information is not current, the Company and its subsidiaries do not have notice of any material claim of any sort which has been asserted by anyone adverse to the Company's or its subsidiaries foregoing title to such real property and interests in real property, and (b) that the instruments securing the indebtedness of third parties to the Company or its subsidiaries create valid liens upon the real properties described in such instruments enjoying the priorities intended, subject only to exceptions to title which have no materially adverse effect on the value of such real properties and interests; and any real property and buildings held under lease by the Company or its subsidiaries or leased by the Company or its subsidiaries to a third party are held or leased by them under valid, binding and enforceable leases conforming to the description thereof set forth in the Prospectus, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries or such third party;

(n) The Company has filed all Federal, state and foreign income tax returns which have been required to be filed on or before the due date (taking into account all extensions of time to file) and has paid or provided for all taxes indicated by said returns and all assessments received by it to the extent that taxes have become due;

(o) Since January 1, 1985, the Company's form of organization, share ownership and method of operation have satisfied, and the Company intends to continue to satisfy, for the calendar year 1998 and subsequent taxable periods, the requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as applicable for qualification of the Company as a "real estate investment trust"; the Company's management believes that the nature and value of the Company's assets and the anticipated income of the Company for the taxable year ending December 31, 1998 will enable the Company to qualify as a real estate investment trust for that taxable year (subject to the continuing qualification of the Company's share ownership and the Company's filing of its Federal income tax return for that taxable year and electing to be treated as a real estate investment trust);

(p) The Company is not and, after giving effect to the offering and sale of the Securities will not be, an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

(q) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

(r) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder;

(s) Other than as disclosed in the Registration Statement, nothing has come to the attention of the Company which would lead the Company to believe that the presence of hazardous substances, hazardous materials, toxic substances or waste materials ("Hazardous Materials"), when considered in the aggregate, would materially adversely affect the financial condition of the Company. In connection with the construction on or operation and use of the properties owned or leased by the Company or any of its subsidiaries, the Company represents that it has no knowledge of any material failure by the Company or any of its subsidiaries to comply with all applicable Federal, state and local environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials; and

(t) The statements set forth in the Prospectus under the captions "Description of Debt Securities" and "Description of Notes", insofar as they purport to constitute a summary of the terms of the Securities, and under the captions "United States Taxation", "Description of Common Shares", "Description of Preferred Shares", "Description of Securities Warrants", "Plan of Distribution" and "Supplemental Plan of Distribution", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

     2. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, each of the Agents hereby agrees, severally and not jointly, as agent of the Company, to use its reasonable efforts to solicit and receive offers to purchase the Securities from the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time. So long as this Agreement shall remain in effect with respect to any Agent, the Company shall not, without the consent of such Agent, solicit or accept offers to purchase, or sell, any debt securities with a maturity at the time of original issuance of 9 months or more except pursuant to this Agreement, any Terms Agreement, or except pursuant to a private placement not constituting a public offering under the Securities Act, or except in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of medium-term debt securities. However, the Company reserves the right to sell, and may solicit and accept offers to purchase, the Securities directly on its own behalf, and, in the case of any such sale not resulting from a solicitation made by any Agent, no commission will be payable with respect to such sale. Notwithstanding anything to the contrary contained herein, the Company may authorize any other person, partnership or corporation (an "Additional Agent") to act as its agent to solicit offers for the purchase of all or part of the Securities and/or accept offers to purchase the Securities from any such Additional Agent, provided that any such Additional Agent shall have entered into an agreement with the Company upon the same terms and conditions as set forth in this Agreement (including, but not limited to, the commission schedule set forth in Section 2(a) hereof). These provisions shall not limit Section 4(f) hereof or any similar provision included in any Terms Agreement.

     Procedural details relating to the issuance and delivery of the Securities, the solicitation of offers to purchase the Securities and the payment in each case therefor shall be as set forth in the administrative procedure attached hereto as Annex II as it may be amended from time to time by written agreement between the Agents and the Company (the "Administrative Procedure"). The provisions of the Administrative Procedure shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement.
Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Administrative Procedure. The Company will furnish to the Trustee a copy of the Administrative Procedure as from time to time in effect.

     The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities. As soon as practicable, but in any event not later than one business day in New York City, after receipt of notice from the Company, the Agents will suspend solicitation of offers to purchase Securities from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. During such period, the Company shall not be required to comply with the provisions of Sections 4(h), 4(i), 4(j) and 4(k). Upon advising the Agents that such solicitation may be resumed, however, the Company simultaneously shall provide the documents required to be delivered by Sections 4(h), 4(i), 4(j) and 4(k), and the Agents shall have no obligation to solicit offers to purchase the Securities until such documents have been received by the Agents. In addition, any failure by the Company to comply with its obligations hereunder, including without limitation its obligations to deliver the documents required by

Sections 4(h), 4(i), 4(j) and 4(k), automatically shall terminate the Agents' obligations hereunder, including without limitation its obligations to solicit offers to purchase the Securities hereunder as agent or to purchase the Securities hereunder as principal.

     The Company agrees to pay to each Agent a commission, at the time of settlement of any sale of a Security by the Company as a result of a solicitation made by such Agent, in an amount equal to the following applicable percentage of the principal amount of such Security sold:


                                                                          COMMISSION
                                                                    (AS A PERCENTAGE OF THE
                                                                   AGGREGATE PRINCIPAL AMOUNT
                       RANGE OF MATURITIES                           OF THE SECURITIES SOLD)
                       -------------------                           -----------------------
From 9 months to less than 1 year................................           .125%
From 1 year to less than 18 months...............................           .150%
From 18 months to less than 2 years..............................           .200%
From 2 years to less than 3 years................................           .250%
From 3 years to less than 4 years................................           .350%
From 4 years to less than 5 years................................           .450%
From 5 years to less than 6 years................................           .500%
From 6 years to less than 7 years................................           .550%
From 7 years to less than 10 years...............................           .600%
From 10 years to less than 15 years..............................           .625%
From 15 years to less than 20 years..............................           .675%
From 20 years to 30 years........................................           .750%
More than 30 years...............................................       to be negotiated
=============================================================================================

     (b) Each sale of the Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and a Terms Agreement (which, unless otherwise agreed, shall be agreed upon orally, with written confirmation prepared by such Agent and mailed to the Company) which will provide for the sale of such Securities to, and the purchase thereof by, such Agent. A Terms Agreement also may specify certain provisions relating to the reoffering of such Securities by such Agent. The commitment of any Agent to purchase the Securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth; each Terms Agreement shall specify the principal amount of the Securities to be purchased by any Agent pursuant thereto, the price to be paid to the Company for such Securities, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Securities and the time and date and place of delivery of and payment for such Securities; and such Terms Agreement also shall specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to Section 4 hereof. Any Agent may engage the services of any other broker or dealer in connection with the resale of the Securities purchased by such Agent as principal and may allow any portion of the discount received in connection with such purchases from the Company to such brokers and dealers.

     For each sale of the Securities to an Agent as principal that is not made pursuant to Terms Agreement, the procedural details relating to the issuance and delivery of such Securities and payment therefor shall be as set forth in the Administrative Procedure. For each such sale of the Securities to an Agent as principal that is not made pursuant to a Terms Agreement, the Company agrees to pay to such Agent a commission (or grant an equivalent discount) as provided in
Section 2(a) hereof and in accordance with the schedule set forth therein.

     Each time and date of delivery of and payment for the Securities to be purchased by an Agent as principal, whether set forth in a Terms Agreement or in accordance with the Administrative Procedure, is referred to herein as a "Time of Delivery".

     (c) Each Agent agrees, with respect to any Security denominated in a currency other than U.S. dollars, as agent, directly or indirectly, not to solicit offers to purchase, and as principal under any Terms Agreement or otherwise, directly or indirectly, not to offer, sell or deliver, such Security in, or to residents of, the country issuing such currency, except as permitted by applicable law.

     3. The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, at 11:00 a.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or on which any Terms Agreement is executed (such time and date being referred to herein as the "Commencement Date").

     4.  The Company covenants and agrees with each Agent:

(a) (i) To make no amendment or supplement to the Registration Statement or to the Prospectus (A) prior to the Commencement Date which shall be disapproved by any Agent promptly after reasonable notice thereof or (B) after the date of any Terms Agreement or other agreement by an Agent to purchase the Securities as principal and prior to the related Time of Delivery which shall be disapproved by any Agent party to such Terms Agreement or so purchasing as principal promptly after reasonable notice thereof; (ii) to prepare, with respect to any Securities to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by such Agent and to file such Pricing Supplement pursuant to Rule 424(b)(3) under the Securities Act not later than the close of business of the Commission on the fifth business day after the date on which such Pricing Supplement first is used; (iii) to make no amendment or supplement to the Registration Statement or to the Prospectus, other than any Pricing Supplement, at any time prior to having afforded each Agent a reasonable opportunity to review and comment thereon; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise such Agent, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus (other than any Pricing Supplement that relates to the Securities not purchased through or by such Agent) has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or the Prospectus or for additional information; and
(v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly every reasonable effort to obtain its withdrawal;

     (b) Promptly from time to time to take such action as such Agent reasonably may request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as such Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

     (c) To furnish such Agent with copies of the Registration Statement and each amendment thereto, with copies of the Prospectus as each time amended or supplemented, other than any Pricing Supplement (except as provided in the Administrative Procedure), in the form in which it is filed with the Commission pursuant to Rule 424 under the Securities Act, and with copies of the documents incorporated by reference therein, all in such quantities as such Agent reasonably may request from time to time; and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities (including the Securities purchased from the Company by such Agent as principal) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference into the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify such Agent and request such Agent, in its capacity as agent of the Company, to suspend solicitation of offers to purchase Securities from the Company (and, if so notified, such Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day later); and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or to the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period such Agent continues to own the Securities purchased from the Company by such Agent as principal or such Agent is otherwise required to deliver a prospectus in respect of transactions in the Securities, the Company promptly shall prepare and file with the Commission such an amendment or supplement;

     (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

     (e) So long as any Securities are outstanding, to furnish to such Agent copies of all reports or other communications (financial or other) furnished to its shareholders, and deliver to such Agent (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as such Agent from time to time reasonably may request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

     (f) That, from the date of any Terms Agreement with such Agent or other agreement by the Agent to purchase the Securities as principal and continuing to and including the earlier of (i) the termination of the trading restrictions for the Securities purchased thereunder, as notified to the Company by such Agent and (ii) the related Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which both mature more than 9 months after such Time of Delivery and are substantially similar to the Securities, without the prior written consent of such Agent;

     (g) That each acceptance by the Company of an offer to purchase the Securities hereunder (including any purchase by such Agent as principal not pursuant to a Terms Agreement), and each execution and delivery by the Company of a Terms Agreement with such Agent, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Securities relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and to the Prospectus as amended and supplemented relating to such Securities);

     (h) That reasonably in advance of each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement) and each time that a document filed under the Securities Act or the Exchange Act is incorporated by reference into the Prospectus, and each time that the Company sells the Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion or opinions by Brown & Wood llp, counsel to the Agents, or other counsel for the Agents, as a condition to the purchase of the Securities pursuant to such Terms Agreement, the Company shall furnish to such counsel such papers and information as they reasonably may request to enable them to furnish to such Agent the opinion or opinions referred to in Section 6(b) hereof;

     (i) That each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), each time that a document filed under the Securities Act or the Exchange Act is incorporated by reference into the Prospectus and each time that the Company sells the Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion under this Section 4(i) as a condition to the purchase of the Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a written opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel for the Company, or other counsel for the Company satisfactory to such Agent, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, to the effect that such Agent may rely on the opinion of such counsel referred to in
Section 6(c) hereof which last was furnished to such Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and to the Prospectus as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel referred to in Section 6(c) hereof but modified to relate to the Registration Statement and to the Prospectus as amended and supplemented to such date;

     (j) That each time that the Registration Statement or the Prospectus shall be amended or supplemented and each time that a document filed under the Securities Act or the Exchange Act is incorporated by reference into the Prospectus, in either case to set forth financial information included in or derived from the Company's consolidated financial statements or accounting records, and each time that the Company sells the Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a letter under this Section 4(j) as a condition to the purchase of the Securities pursuant to such Terms Agreement, the Company shall cause the independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included in or incorporated by reference into the Registration Statement forthwith to furnish to such Agent a letter, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, of the same tenor as the letter referred to in Section 6(d) hereof but modified to relate to the Registration Statement and to the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in
Section 6(d) hereof which last was furnished to such Agent;

     (k) That each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement), each time that a document filed under the Securities Act or the Exchange Act is incorporated by reference into the Prospectus, and each time that the Company sells the Securities to such Agent as principal and the applicable Terms Agreement specifies the delivery of a certificate under this Section 4(k) as a condition to the purchase of the Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a certificate, dated the date of such supplement, amendment, incorporation or Time of Delivery relating to such sale, as the case may be, in such form and executed by such officers of the Company as shall be satisfactory to such Agent, to the effect that the statements contained in the certificate referred to in Section 6(i) hereof which last was furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and to the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 6(i) but modified to relate to the Registration Statement and to the Prospectus as amended and supplemented to such date; and

     (l) To offer to any person who has agreed to purchase the Securities as the result of an offer to purchase solicited by such Agent the right to refuse to purchase and pay for such Securities if, on the related settlement date fixed pursuant to the Administrative Procedure, any condition set forth in Section 6(a), 6(e), 6(f), 6(g) or 6(h) hereof shall not have been satisfied (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of the Securities shall be substituted, for purposes of this Section 4(l), for the respective judgments of an Agent with respect to certain matters referred to in such Sections 6(e) and 6(g), and that such Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under such Sections 6(e) and 6(g) on behalf of any such person).

     5. The Company covenants and agrees with each Agent that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any Pricing Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the fees, disbursements and expenses of counsel for the Agents in connection with the establishment of the program contemplated hereby, any opinions to be rendered by such counsel hereunder and under any Terms Agreement and the transactions contemplated hereunder and under any Terms Agreement; (iii) the cost of printing, producing or reproducing this Agreement, any Terms Agreement, the Indentures, any blue sky and legal investment surveys, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in
Section 4(b) hereof, including the fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the blue sky and legal investment surveys; (v) any fees charged by securities rating services for rating the Securities; (vi) any filing fees incident to, and the fees and disbursements of counsel for the Agents in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (vii) the cost of preparing the Securities; (viii) the fees and expenses of the Trustee and any agent of the Trustee and any transfer or paying agent of the Company and the fees and disbursements of counsel for the Trustee or such agent in connection with the Indentures and the Securities; (ix) any advertising expenses connected with the solicitation of offers to purchase and the sale of the Securities so long as such advertising expenses have been approved by the Company; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Except as provided in Sections 7 and 8 hereof, each Agent shall pay all other expenses it incurs.

     6. The obligation of any Agent, as agent of the Company, at any time (each a "Solicitation Time") to solicit offers to purchase the Securities and the obligation of any Agent to purchase the Securities as principal, pursuant to any Terms Agreement or otherwise, in each case shall be subject, in such Agent's discretion, to the condition that all representations and warranties and other statements of the Company herein (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorporated by reference into such Terms Agreement) are true and correct at and as of the Commencement Date and any applicable date referred to in Section 4(k) hereof that is prior to such Solicitation Time or Time of Delivery, as the case may be, and at and as of such Solicitation Time or Time of Delivery, as the case may be, the condition that prior to such Solicitation Time or Time of Delivery, as the case may be, the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) (i) With respect to any Securities sold at or prior to such Solicitation Time or Time of Delivery, as the case may be, the Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 4(a) hereof; (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

     (b) Brown & Wood LLP, counsel to the Agents, shall have furnished to such Agent (i) such opinion or opinions, dated the Commencement Date, with respect to the matters covered in paragraphs (i), (ii), (vii), (viii),
     (ix), (xii) (other than "United States Taxation", as to which such counsel need express no opinion) and (xvi) of subsection (c) below, as well as such other related matters as such Agent reasonably may request, and (ii) if and to the extent requested by such Agent, with respect to each applicable date referred to in Section 4(h) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, an opinion or opinions, dated such applicable date, to the effect that such Agent may rely on the opinion or opinions which last were furnished to such Agent pursuant to this Section 6(b) to the same extent as though it or they were dated the date of such letter authorizing reliance (except that the statements in such last opinion or opinions shall be deemed to relate to the Registration Statement and to the Prospectus as amended and supplemented to such date) or, in any case, in lieu of such an opinion or opinions, an opinion or opinions of the same tenor as the opinion or opinions referred to in clause (i) but modified to relate to the Registration Statement and to the Prospectus as amended and supplemented to such date; and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (c) Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel for the Company, or other counsel for the Company satisfactory to such Agent, shall have furnished to such Agent their written opinion or opinions, each dated the Commencement Date and each applicable date referred to in Section 4(i) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance satisfactory to such Agent, to the effect that:

          (i) The Company is a real estate investment trust duly formed and validly existing under the laws of the State of Texas and is entitled to the benefits of the Texas Real Estate Investment Trust Act;

          (ii) The Company has the power and authority (corporate and other) to own its properties and to conduct its business as described in the Prospectus as amended or supplemented;

          (iii) The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification or is subject to no material liability, or disability by reason of the failure to be so qualified in any such jurisdiction;

          (iv) Each subsidiary of the Company has been duly incorporated (or, with respect to Weingarten Properties Trust, has been duly formed as a real estate investment trust) and is validly existing as a corporation or trust in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to the best of such counsel's knowledge and information, is duly qualified as a foreign corporation or trust to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect or a prospective material adverse effect on the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries considered as one enterprise; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries (except for Weingarten Properties Trust, of which the Company owns approximately 77% of the outstanding capital shares), free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

          (v) The Company has an authorized capitalization as set forth in the Prospectus as amended or supplemented, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

          (vi) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders' equity or results of operations of the Company and its subsidiaries; and to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (vii) This Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company;

          (viii) The Securities have been duly authorized and, when duly executed, authenticated, issued and delivered by the Company, will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indentures; and each Indenture conforms and the Securities will conform to the descriptions thereof in the Prospectus as amended or supplemented;

          (ix) Each Indenture has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding instrument, enforceable in accordance with its respective terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and general equitable principles; and each Indenture has been duly qualified under the Trust Indenture Act;

          (x) The issuance and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indentures, this Agreement and any applicable Terms Agreement and the consummation of the transactions hereby and thereby contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Declaration of Trust, as amended, of the Company or the By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties;

          (xi) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase the Securities, the issuance and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement, any applicable Terms Agreement, or the Indentures, except such as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the solicitation by the Agents of offers to purchase the Securities from the Company and with purchases of the Securities by an Agent as principal, as the case may be, in each case in the manner contemplated hereby;

          (xii) The information set forth in the Prospectus, under the captions "United States Taxation", "Description of Debt Securities", "Description of Notes", "Description of Common Shares", "Description of Preferred Shares" and "Description of Securities Warrants" to the extent such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is correct;

          (xiii) Based upon a review of such documents, certificates and records as such counsel has deemed necessary to express its opinion, upon its discussions with management of the Company, independent accountants for the Company and with certain shareholders of the Company and based upon the facts set forth in the Registration Statement, certain assumptions and certain representations made to it by the Company's management and by certain of its shareholders, such counsel is of the view that, as of the date of its opinion the Company's form of organization and its share ownership is such as to enable the Company to meet the requirements of the Code for qualifications as a real estate investment trust thereunder and that its income, assets and method of operations have allowed it to qualify as a real estate investment trust for its taxable year ended December 31, 1995 and all years thereafter, and its currently contemplated future assets, income and method of operations should put it in a position to qualify to be treated as a real estate investment trust for the current calendar year;

          (xiv) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

          (xv) The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and they have no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of other documents which were filed under the Securities Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

          (xvi) The Registration Statement and the Prospectus as amended and supplemented and any further amendments and supplements thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations thereunder; and although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or in the Prospectus, except for those referred to in the opinion in subsection (xii) of this Section 6(c), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment or supplement thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the date of such opinion, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required;

     (d) Not later than 10:00 a.m., New York City time, on the Commencement Date and on each applicable date referred to in Section 4(j) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, the independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included in or incorporated by reference into the Registration Statement shall have furnished to such Agent a letter, dated the Commencement Date or such applicable date, as the case may be, in form and substance satisfactory to such Agent, to the effect set forth in Annex III hereto;

     (e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in or incorporated by reference into the Prospectus as amended or supplemented prior to the date of the acceptance of the offer to purchase the Securities to be delivered at the relevant Time of Delivery any loss or interference with its business from fire, explosion, flood or other calamity, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Prospectus as amended or supplemented prior to the date of the acceptance of the offer to purchase the Securities to be delivered at the relevant Time of Delivery; and (ii) since the respective dates as of which information is given in the Prospectus as amended or supplemented prior to the date of the acceptance of the offer to purchase to the Securities to be delivered at the relevant Time of Delivery there shall not have been any change in the capital stock or any increase in the consolidated long-term debt of the Company and its subsidiaries or any decrease in consolidated net current assets or net assets or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in or contemplated by the Prospectus as amended or supplemented, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of such Agent so material and adverse as to make it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase the Securities from the Company or the purchase by such Agent of the Securities from the Company as principal, as the case may be, on the terms and in the manner contemplated by the Prospectus as amended or supplemented;

     (f) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and
     (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

     (g) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of such Agent makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase the Securities or the purchase of the

        Securities from the Company as principal pursuant to the applicable Terms Agreement or otherwise, as the case may be, on the terms and in the manner contemplated in the Prospectus;

        (h) With respect to any Security denominated in a currency other than the U.S. dollar, more than one currency or a composite currency or any Security the principal or interest of which is indexed to such currency, currencies or composite currency, there shall not have occurred any of the following: (i) a suspension or material limitation in foreign exchange trading in such currency, currencies or composite currency by a major international bank; (ii) a general moratorium on commercial banking activities in the country or countries issuing such currency, currencies or composite currency; (iii) the outbreak or escalation of hostilities involving, the occurrence of any material adverse change in the existing financial, political or economic conditions of, or the declaration of war or a national emergency by, the country or countries issuing such currency, currencies or composite currency; or (iv) the imposition or proposal of exchange controls by any governmental authority in the country or countries issuing such currency, currencies or composite currency; and

        (i) The Company shall have furnished or caused to be furnished to such Agent certificates of officers of the Company dated the Commencement Date and each applicable date referred to in Section 4(k) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in such form and executed by such officers of the Company as shall be satisfactory to such Agent, as to the accuracy of the representations and warranties of the Company herein at and as of the Commencement Date or such applicable date, as the case may be, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Commencement Date or such applicable date, as the case may be, as to the matters set forth in subsections (a) and
        (e) of this Section 6, and as to such other matters as such Agent reasonably may request.

        7. (a) The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein.

     (b) Each Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c)  Promptly after the receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under such subsection, shall notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of the Securities (before deducting expenses) received by the Company bear to the total commissions or discounts received by such Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated in the Registration Statement or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by any Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by per capita allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), an Agent shall not be required to contribute any amount in excess of the amount by which the total public offering price at which the Securities purchased by or through it were sold exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents under this subsection (d) to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

     (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company otherwise may have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Securities Act; and the obligations of each Agent under this Section 7 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

     8. Each Agent, in soliciting offers to purchase the Securities from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining the performance by each purchaser whose offer to purchase the Securities from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver the Securities to a purchaser whose offer it has accepted, the Company shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

     9. The respective indemnities, agreements, representations, warranties and other statements by any Agent and the Company set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent, or the Company, or any officer or trust manager or any controlling person of the Company, and shall survive each delivery of and payment for any of the Securities.

     10. The provisions of this Agreement relating to the solicitation of offers to purchase the Securities from the Company may be suspended or terminated at any time by the Company as to any Agent or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Company, as the case may be. In the event of such suspension or termination with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which previously have accrued or which relate to the Securities which already are issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination and (z) in any event, this Agreement shall remain in full force and effect insofar as the fourth paragraph of Section 2(a), and Sections 4(d), 4(e), 5, 7, 8 and 9 hereof are concerned.

     11. Except as otherwise specifically provided herein or in the Administrative Procedure, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to (i) Goldman, Sachs & Co. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 85 Broad Street,

New York, New York 10004, Facsimile Transmission No. (212) 363-7609, Attention:
Credit Department, (ii) BancAmerica Robertson Stephens shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 231 South LaSalle Street, 18th Floor, Chicago, Illinois 60697, Facsimile Transmission No. (312) 974-8936, Attention MTN Product Manager, (iii)BT Alex. Brown Incorporated shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 135 E. Baltimore Street, Baltimore, Maryland 21202, Facsimile Transmission No. (410) 783-3033, Attention: Thomas J. DeRosa, Principal, (iv) Chase Securities Inc. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 270 Park Avenue, 8th Floor, New York, New York 10017, Facsimile Transmission No.
(212) 834-6081, Attention: Medium-Term Note Desk, (v) Donaldson, Lufkin & Jenrette Securities Corporation shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 277 Park Avenue, 9th Floor, New York, New York 10172, Facsimile Transmission No. (212) 892-4298, Attention: Greg Brown, Senior Vice President, (vi) Lehman Brothers Inc. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to Three World Financial Center, 12th Floor, New York, New York 10285, Facsimile Transmission No. (212) 528-1718, Attention:
Medium-Term Note Department, (vii) Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310, Facsimile Transmission No. (212) 449-2234, Attention: MTN Product Management, (viii) J.P. Morgan Securities Inc. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 60 Wall Street, 13th Floor, New York, New York 10260, Facsimile Transmission No. (212) 648-5151, Attention:
Transaction Execution Group, (ix) NationsBanc Montgomery Securities, LLC shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 100 North Tryon Street, 7th Floor, Charlotte, North Carolina 28255, Facsimile Transmission No. (704) 388-9939, Attention: MTN Product Management, or (x) the Company shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 2600 Citadel Plaza Drive, Houston, Texas 77008, Facsimile Transmission No. (713) 866-6049,
Attention: M. Candace DuFour, Vice President and Secretary.

     12. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company, and to the extent provided in Sections 7, 8 and 9 hereof, the officers and trust managers of the Company and any person who controls any Agent or the Company, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason merely of such purchase.

     13. THIS AGREEMENT AND ANY TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     14. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding of this Agreement, please sign and return to us 12 counterparts hereof, whereupon this letter and the acceptance by you thereof shall constitute a binding agreement between the Company and you in accordance with its terms.

                              Very truly yours,

                              WEINGARTEN REALTY INVESTORS

                              By:
                                  ------------------------------
                                  Name:
                                  Title:

Accepted in New York, New York
  as of the date hereof:

------------------------------
   (GOLDMAN, SACHS & CO.)


BANCAMERICA ROBERTSON STEPHENS                      BT ALEX. BROWN INCORPORATED

By:                                                 By:
   ------------------------------                      -----------------------------
   Name:                                                   Name:  Thomas J. DeRosa
   Title:                                                  Title: Principal

CHASE SECURITIES INC.                               DONALDSON, LUFKIN & JENRETTE
                                                    SECURITIES CORPORATION

By:                                                 By:
   ------------------------------                      -----------------------------
   Name:                                               Name:   Greg Brown
   Title:                                              Title:  Senior Vice President

LEHMAN BROTHERS INC.                                MERRILL LYNCH, PIERCE, FENNER
                                                    & SMITH INCORPORATED

By:                                                 By:
   ------------------------------                      -----------------------------
   Name:                                               Name:   Scott Primrose
   Title:                                              Title:  Authorized Signatory

J.P. MORGAN SECURITIES INC.                         NATIONSBANC MONTGOMERY
                                                    SECURITIES, LLC

By:                                                 By:
   ------------------------------                      -----------------------------
   Name:                                               Name:  Lynn T. McConnell
   Title:                                              Title: Director

                                                                         ANNEX I
                                                                         -------

                          WEINGARTEN REALTY INVESTORS

                          Medium-Term Notes, Series A

                                TERMS AGREEMENT
                                ---------------

                                                                   _______, 1998

Goldman, Sachs & Co.                   Lehman Brothers Inc.
85 Broad Street                        Three World Financial Center, 12th Floor
New York, New York 10004               New York, New York  10285

BancAmerica Robertson Stephens         Merrill Lynch & Co.
231 South LaSalle Street, 18th Floor   Merrill Lynch, Pierce, Fenner & Smith
Chicago, Illinois 60697                        Incorporated
                                       World Financial Center
BT Alex. Brown Incorporated            North Tower, 10th Floor
135 E. Baltimore Street                New York, New York  10281-1310
Baltimore, Maryland  21202
                                       J.P. Morgan Securities Inc.
Chase Securities Inc.                  60 Wall Street
270 Park Avenue, 8th Floor             New York, New York  10260
New York, New York  10017
                                       NationsBanc Montgomery Securities, LLC
Donaldson, Lufkin & Jenrette           100 North Tryon Street
 Securities Corporation                Charlotte, North Carolina  28255
277 Park Avenue, 9th Floor
New York, New York 10172



Ladies and Gentlemen:

     Weingarten Realty Investors, a Texas real estate investment trust (the "Company"), proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated August 10, 1998 (the "Distribution Agreement"), between the Company on the one hand and Goldman, Sachs & Co., BancAmerica Robertson Stephens, BT Alex. Brown Incorporated, Chase Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and NationsBanc Montgomery Securities, LLC (together, the "Agents") on the other, to issue and sell to the Agents the securities specified in the Schedule hereto (the "Purchased Securities"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Company, of offers to purchase the

Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provision had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase securities from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 1 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to the Agents, and the Agents agree to purchase from the Company the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

                                  WEINGARTEN REALTY INVESTORS

                                  By:
                                     ------------------------------
                                        Name:
                                        Title:


Accepted:


-------------------
 (GOLDMAN, SACHS & CO.)

BANCAMERICA ROBERTSON STEPHENS                       CHASE SECURITIES INC.

By:                                                  By:
   --------------------------                           ------------------------
     Name:                                                Name:
     Title                                                Title:

BT ALEX. BROWN INCORPORATED                          LEHMAN BROTHERS INC.

By:                                                  By:
   --------------------------                           ------------------------
     Name:                                                Name:
     Title                                                Title:

DONALDSON, LUFKIN & JENRETTE                         J.P. MORGAN SECURITIES INC.
  SECURITIES CORPORATION

By:                                                  By:
   --------------------------                           ------------------------
     Name:                                                Name:
     Title                                                Title:

MERRILL LYNCH, PIERCE, FENNER                        NATIONSBANC MONTGOMERY
  & SMITH INCORPORATED                                 SECURITIES, LLC

By:                                                  By:
   --------------------------                           ------------------------
     Name:                                                Name:
     Title                                                Title:

                                                             SCHEDULE TO ANNEX I
                                                             -------------------

Title of Purchased Securities:

     __ % Medium-Term [Senior] [Subordinated] Notes, Series A

Aggregate Principal Amount:

     $____________

Price to the Public:

     $____________

Purchase Price by Goldman, Sachs & Co., BancAmerica Robertson Stephens, BT Alex. Brown Incorporated, Chase Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., or NationsBanc Montgomery Securities, LLC:

     ___% of the principal amount of the Purchased Securities, plus accrued interest from _______________ to ___________ and accrued amortization, if any, from ___________ to __________

Method of, and Specified Funds for, Payment of Purchase Price:

     [By certified or official bank check or checks, payable to the order of the Company, in [New York Clearing House or similar next-day] [Fed Funds or similar immediately available] funds]

     [By wire transfer to a bank account specified by the Company in [New York Clearing House or similar next-day] [Fed Funds or similar immediately available] funds]

[Senior] [Subordinated] Indenture:

     Indenture, dated as of May 1, 1995, between the Company and Chase Bank of Texas National Association (formerly known as Texas Commerce Bank National Association), as Trustee

Time of Delivery:

Closing Location for Delivery of Securities:

Maturity:

Interest Rate:

     _____%

Interest Payment Dates:

Documents to be Delivered:

     The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

     (1) The opinion or opinions of counsel to the Agents referred to in
         Section 4(h).

     (2) The opinion of counsel to the Company referred to in Section 4(i).

     (3) The accountants' letter referred to in Section 4(j).

     (4) The officers' certificate referred to in Section 4(k).

Other Provisions (including Syndicate Provisions, if applicable):

                                                                        ANNEX II
                                                                        --------

                          WEINGARTEN REALTY INVESTORS

                            ADMINISTRATIVE PROCEDURE
                            ------------------------

     This Administrative Procedure relates to the Securities defined in the Distribution Agreement, dated August 10, 1998 (the "Distribution Agreement"), between Weingarten Realty Investors (the "Company") and Goldman, Sachs & Co., BancAmerica Robertson Stephens, BT Alex. Brown Incorporated, Chase Securities Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., and NationsBanc Montgomery Securities, LLC (together, the "Agents"), to which this Administrative Procedure is attached as Annex II. Defined terms used herein but not defined herein shall have the respective meanings given such terms in the Distribution Agreement, the Prospectus as amended or supplemented or the Indentures.

     The procedures to be followed with respect to the settlement of sales of the Securities directly by the Company to purchasers solicited by an Agent, as agent, are set forth below. The terms and settlement details related to a purchase of the Securities by an Agent, as principal, from the Company will be set forth in a Terms Agreement pursuant to the Distribution Agreement, unless the Company and such Agent otherwise agree as provided in Section 2(b) of the Distribution Agreement, in which case the procedures to be followed in respect of the settlement of such sale will be as set forth below. An Agent, in relation to a purchase of a Security by a purchaser solicited by such Agent, is referred to herein as the "Selling Agent" and, in relation to a purchase of a Security by such Agent as principal other than pursuant to a Terms Agreement, is referred to herein as the "Purchasing Agent".

     The Company will advise each Agent in writing of those persons with whom such Agent is to communicate regarding offers to purchase the Securities and the related settlement details.

     Each Security will be issued only in fully registered form and will be represented by either a global security (a "Global Security") delivered to the Trustee, as agent for The Depository Trust Company (the "Depositary") and recorded in the book-entry system maintained by the Depositary (a "Book-Entry Security") or a certificate issued in definitive form (a "Certificated Security") delivered to a person designated by an Agent, as set forth in the applicable Pricing Supplement. An owner of a Book-Entry Security will not be entitled to receive a certificate representing such Security, except as provided in the Indentures.

     Certificated Securities will be issued in accordance with the Administrative Procedure set forth in Part I hereof, and Book-Entry Securities will be issued in accordance with the Administrative Procedure set forth in Part II hereof.

PART I:  ADMINISTRATIVE PROCEDURE FOR CERTIFICATED SECURITIES
-------------------------------------------------------------

Posting Rates by the Company:

     The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Certificated Securities that may be sold as a result of the solicitation of offers by an Agent. The Company may establish a fixed set of interest rates and maturities for an offering period ("posting"). If the Company decides to change already posted rates, it promptly will advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by the Company:

     Each Agent promptly will advise the Company by telephone or other appropriate means of all reasonable offers to purchase Certificated Securities, other than those rejected by such Agent. Each Agent, in its discretion reasonably exercised, may reject any offer received by it in whole or in part. Each Agent also may make offers to the Company to purchase Certificated Securities as a Purchasing Agent. The Company will have the sole right to accept offers to purchase Certificated Securities and may reject any such offer in whole or in part.

     The Company promptly will notify the Selling Agent or the Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Certificated Securities. If the Company accepts an offer to purchase Certificated Securities, it will confirm such acceptance in writing to the Selling Agent or the Purchasing Agent, as the case may be, and the Trustee.

Communication of Sale Information to the Company by the Selling Agent:

     After the acceptance of an offer by the Company, the Selling Agent or the Purchasing Agent, as the case may be, will communicate the following details of the terms of such offer (the "Sale Information") to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

       (1)  Principal amount of Certificated Securities to be purchased;

       (2) If a Fixed Rate Certificated Security, the Interest Rate and the initial Interest Payment Date;

       (3)  Maturity Date;

       (4) Specified Currency and, if the Specified Currency is other than U.S. Dollars, the applicable Exchange Rate for such Specified Currency;

       (5) Index Currency, the Base Rate and the Exchange Rate Determination Date, if applicable;

       (6)  Issue Price;

       (7) Selling Agent's commission or Purchasing Agent's discount, as the case may be;

       (8)  Net proceeds to the Company;

       (9)  Settlement Date;

       (10) If a redeemable Certificated Security, such of the following as are applicable:

               (i)  Redemption Commencement Date,

              (ii)  Initial Redemption Price (% of par), and

             (iii) Amount ( % of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date;

       (11) If a Floating Rate Certificated Security, such of the following as are applicable:

               (i)  Interest Rate Basis,

              (ii)  Index Maturity,

             (iii)  Spread and/or Spread Multiplier,

              (iv)  Maximum Rate,

               (v)  Minimum Rate,

              (vi)  Initial Interest Rate,

             (vii)  Interest Reset Dates,

            (viii)  Calculation Dates,

              (ix)  Interest Determination Dates,

               (x)  Interest Payment Dates,

              (xi)  Regular Record Dates, and

             (xii)  Calculation Agent;

       (12) Name, address and taxpayer identification number of the registered owner(s);

       (13) Denomination of certificates to be delivered at settlement; and

       (14) Book-Entry Security or Certificated Security.

Preparation of a Pricing Supplement by the Company:

     If the Company accepts an offer to purchase a Certificated Security, it will prepare a Pricing Supplement. The Company will supply at least one copy of such Pricing Supplement to the Selling Agent or the Purchasing Agent, as the case may be, not later than 11:00 a.m., New York City time, on the business day following the date of acceptance of such offer, or if the Company and the purchaser agree to settle on the date of such acceptance, not later than noon, New York City time, on such date, by facsimile or overnight express to the following applicable address: (i) if to Goldman, Sachs & Co., to 85 Broad Street, 26th Floor, New York, New York 10004, Facsimile Transmission No. (212) 902-0658, Attention: Karen Robertson, (ii) if BancAmerica Robertson Stephens, to 231 South LaSalle Street, 18th Floor, Chicago, Illinois 60697, Facsimile Transmission No. (312) 974-8936, Attention: MTN Product Manager, (iii) if to BT Alex. Brown Incorporated, to 135 E. Baltimore Street, Baltimore, Maryland
21202, Facsimile Transmission No. (410) 783-3033, Attention:   Thomas J. DeRosa,
(iv) if to Chase Securities Inc., to 270 Park Avenue, 8th Floor, New York, New York 10017, Facsimile Transmission No. (212) 834-6081, Attention: Medium-Term Note Desk, (v) if to Donaldson, Lufkin & Jenrette Securities Corporation, to 277 Park Avenue, 9th Floor, New York, New York 10172, Facsimile Transmission No.
(212) 892-4298, Attention: Greg Brown, (vi) if to Lehman Brothers Inc., c/o ADP Prospectus Services, 536 Broadhollow Road, Melville, New York 11747, Facsimile No. (516) 249-7942, Attention: Michael Ward, (vii) if to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, to Tritech Services, 40 Colonial Drive, Piscataway, New Jersey 08854, Facsimile Transmission No. (908) 885-2774, Attention: Prospectus Operations/ Susannah Putnam, with a copy to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310, Facsimile Transmission No. (212) 449-2234, Attention: MTN Product Management,
(viii) if to J.P. Morgan Securities Inc., to 60 Wall Street, 3rd Floor, New York, New York 10260, Facsimile Transmission No. (212) 648-5909, Attention: MTN Desk, and (ix) if to NationsBanc Montgomery Securities, LLC, to 100 North Tryon Street, 7th Floor, Charlotte, North Carolina 28255, Facsimile Transmission No.
(704) 388-9939, Attention: MTN Product Management. The Company will arrange to have ten Pricing Supplements filed with the Commission not later than the close of business of the Commission on the fifth business day following the date on which such Pricing Supplement first is used.

Delivery of a Confirmation and the Prospectus to a Purchaser by the Selling Agent:

     The Selling Agent will deliver to the purchaser of a Certificated Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Certificated Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of the sale or (b) the Certificated Security.

Date of Settlement:

     All offers solicited by the Selling Agent or made by the Purchasing Agent and accepted by the Company will be settled on a date (the "Settlement Date") which is the third business day after the date of acceptance of such offer, unless the Company and the purchaser agree to settle (a) on any other business day after the acceptance of such offer or (b) with respect to an offer accepted by the Company prior to 10:00 a.m., New York City time, on the date of such acceptance.

Instruction from the Company to the Trustee for Preparation of Certificated Securities:

     After receiving the Sale Information from the Selling Agent or the Purchasing Agent, as the case may be, the Company will communicate such Sale Information to the Trustee by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means.

     The Company will instruct the Trustee by facsimile transmission or other acceptable written means to authenticate and deliver the Certificated Securities no later than 2:15 p.m., New York City time, on the Settlement Date. Such instruction will be given by the Company prior to 3:00 p.m., New York City time, on the business day prior to the Settlement Date unless the Settlement Date is the date of acceptance by the Company of the offer to purchase Certificated Securities, in which case such instruction will be given by the Company by 11:00 a.m., New York City time.

Preparation and Delivery of Certificated Securities by the Trustee and Receipt of Payment Therefor:

     The Trustee will prepare each Certificated Security and appropriate receipts that will serve as the documentary control of the transaction.

     In the case of a sale of Certificated Securities to a purchaser solicited by an Agent, the Trustee, by 2:15 p.m., New York City time on the Settlement Date, will deliver the Certificated Securities to the Selling Agent for the benefit of the purchaser of such Certificated Securities against delivery by the Selling Agent of a receipt therefor. On the Settlement Date, the Selling Agent will deliver payment for such Certificated Securities in immediately available funds to the Company in an amount equal to the issue price of the Certificated Securities less the Selling Agent's commission; provided that the Selling Agent reserves the right to withhold payment for which it has not received funds from the purchaser. The Company shall not use any proceeds advanced by a Selling Agent to acquire Securities.

     In the case of a sale of Certificated Securities to the Purchasing Agent, the Trustee, by 2:15 p.m., New York City time on the Settlement Date, will deliver the Certificated Securities to the Purchasing Agent against delivery of payment for such Certificated Securities in immediately available funds to the Company in an amount equal to the issue price of the Certificated Securities less the Purchasing Agent's discount.

     In either case, delivery of Certificated Securities shall be made as follows: (i) if to Goldman, Sachs & Co., to 85 Broad Street, 6th Floor, New York, New York 10004, Facsimile Transmission No. (212) 902-5178, Attention:
Michael Mosely, (ii) if to The Bank of New York, One Wall Street, 3rd Floor, Window B, New York, New York 10005, Fascimile Transmission No.(212) 618-2311,
Attnetion: Joe Cangelosi, (iii) if to BT Alex. Brown Incorporated, to 135 E. Baltimore Street, Baltimore, Maryland 21202, Facsimile Transmission No. (410) 783-3033, Attention: Thomas J. DeRosa, (iv) if to Chase Securities Inc., to 55 Water Street, Room 226, New York, New York 10041, Facsimile Transmission No.
(212) 638-5618, Attention: Window 17 and 18, (v) if to Donaldson, Lufkin & Jenrette Securities Corporation, to The Chase Manhattan Bank, 4 New York Plaza, Ground Floor, New York, New York 10004, Facsimile Transmission No. (212) 623-7453, Attention: Outsourcing Department for the Account of Donaldson, Lufkin & Jenrette Securities Corporation, (vi) if to Lehman Brothers Inc., to Chemical Bank, 4 New York Plaza, Ground Floor, Receive Window, FAO Lehman Brothers, New York, New York 10004, Facsimile Transmission No. (212) 623-7453, Attention:
Jennifer John, (vii) if to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, to Merrill Lynch Money Markets Clearance, 55 Water Street, Concourse Level, N.S.C.C. Window, New York, New York 10041, Facsimile
Transmission: (212) 558-2457, Attention: Al Mitchell, (viii) if to J.P. Morgan Securities Inc., to 60 Wall Street, 3rd Floor, New York, New York 10260, Facsimile Transmission No. (212) 648-5909, Attention: MTN Desk, and (ix) if to NationsBanc Montgomery Securities, LLC, to The Bank of New York, One Wall Street, 3rd Floor, Dealers Clearance, Window B, New York, New York 10005, Facsimile Transmission No. (212) 618-2311, Attention: Ron Palmer.

Failure of a Purchaser to Pay the Selling Agent:

     If a purchaser (other than the Purchasing Agent) fails to make payment to the Selling Agent for a Certificated Security, the Selling Agent promptly will notify the Trustee and the Company thereof by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means. The Selling Agent immediately will return the Certificated Security to the Trustee. Immediately upon the receipt of such Certificated Security by the Trustee, the Company will return to the Selling Agent an amount equal to the amount previously paid to the Company in respect of such Certificated Security. The Company will reimburse the Selling Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Company.

     The Trustee will cancel the Certificated Security in respect of which the failure occurred, make appropriate entries in its records and, unless otherwise instructed by the Company, destroy the Certificated Security.

PART II:  ADMINISTRATIVE PROCEDURE FOR BOOK-ENTRY SECURITIES
------------------------------------------------------------

     In connection with the qualification of the Book-Entry Securities for eligibility in the book-entry system maintained by the Depositary, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to the

Depositary, dated the date hereof, and a Medium-Term Note Certificate Agreement between the Trustee and the Depositary, dated as of December 2, 1988 (the "Certificate Agreement"), and its obligations as a participant in the Depositary, including the Depositary's Same-Day Funds Settlement System ("SDFS").

Posting Rates by the Company:

     The Company and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Book-Entry Securities that may be sold as a result of the solicitation of offers by an Agent. The Company may establish a fixed set of interest rates and maturities for an offering period ("posting"). If the Company decides to change already posted rates, it promptly will advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.

Acceptance of Offers by the Company:

     Each Agent promptly will advise the Company by telephone or other appropriate means of all reasonable offers to purchase the Securities, other than those rejected by such Agent. Each Agent, in its discretion reasonably exercised, may reject any offer received by it in whole or in part. Each Agent also may make offers to the Company to purchase Book-Entry Securities as the Purchasing Agent. The Company will have the sole right to accept offers to purchase Book-Entry Securities and may reject any such offer in whole or in part.

     The Company promptly will notify the Selling Agent or the Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Book-Entry Securities. If the Company accepts an offer to purchase Book-Entry Securities, it will confirm such acceptance in writing to the Selling Agent or the Purchasing Agent, as the case may be, and the Trustee.

Communication of the Sale Information to the Company by the Selling Agent and Settlement Procedures:

     A. After the acceptance of an offer by the Company, the Selling Agent or the Purchasing Agent, as the case may be, will communicate promptly, but in no event later than the time set forth under "Settlement Procedure Timetable" below, the following details of the terms of such offer (the "Sale Information") to the Company by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:

         (1)  Principal amount of Book-Entry Securities to be purchased;

         (2) If a Fixed Rate Book-Entry Security, the Interest Rate and the initial Interest Payment Date;

         (3)  Maturity Date;

         (4) Specified Currency and, if the Specified Currency is other than U.S. Dollars, the applicable Exchange Rate for such Specified Currency (it being understood that currently the Depositary accepts deposits of Global Securities denominated in U.S. Dollars only);

         (5) Index Currency, the Base Rate and the Exchange Rate Determination Date, if applicable;

         (6)  Issue Price;

         (7) Selling Agent's commission or Purchasing Agent's discount or commission, as the case may be;

         (8)  Net Proceeds to the Company;

         (9)  Settlement Date;

         (10) If a redeemable Book-Entry Security, such of the following as are applicable:

                (i)  Redemption Commencement Date,

               (ii)  Initial Redemption Price (% of par), and

              (iii) Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date.

         (11) If a Floating Rate Book-Entry Security, such of the following as are applicable:

                 (i)  Interest Rate Basis,

                (ii)  Index Maturity,

               (iii)  Spread and/or Spread Multiplier,

                (iv)  Maximum Rate,

                 (v)  Minimum Rate,

                (vi)  Initial Interest Rate,

               (vii)  Interest Reset Dates,

              (viii)  Calculation Dates,

                (ix) Interest Determination Dates,

                 (x)  Interest Payment Dates,

                (xi)  Regular Record Dates, and

               (xii)  Calculation Agent;

         (12) Name, address and taxpayer identification number of the registered owner(s);

         (13) Denomination of certificates to be delivered at settlement; and

         (14) Book-Entry Security or Certificated Security.

     B. After receiving the Sale Information from the Selling Agent or the Purchasing Agent, as the case may be, the Company will communicate the Sale Information to the Trustee by facsimile transmission or other acceptable written means. The Trustee will assign a CUSIP number to the Global Security from a list of CUSIP numbers previously delivered to the Trustee by the Company representing such Book-Entry Security and then advise the Company and the Selling Agent or the Purchasing Agent, as the case may be, of such CUSIP number.

     C. The Trustee will enter a pending deposit message through the Depositary's Participant Terminal System, providing the following settlement information to the Depositary, and the Depositary shall forward such information to such Agent and to Standard & Poor's Ratings Group:

         (1)  The applicable Sale Information;

         (2) CUSIP number of the Global Security representing such Book-Entry Security;

         (3) Whether such Global Security will represent any other Book-Entry Security (to the extent known at such time);

         (4) Number of the participant account maintained by the Depositary on behalf of the Selling Agent or the Purchasing Agent, as the case may be;

         (5)  The interest payment period;

         (6) Initial Interest Payment Date for such Book-Entry Security, number of days by which such date succeeds the record date for the Depositary's purposes (which, in the case of Floating Rate Securities which reset weekly shall be the date five calendar days immediately preceding the applicable Interest Payment Date and in the case of all other Book-Entry Securities shall be the Regular Record Date, as defined in the Security) and, if calculable at that time, the amount of interest payable on such Interest Payment Date;

     D. The Trustee will complete and authenticate the Global Security previously delivered by the Company representing such Book-Entry Security.

     E. The Depositary will credit such Book-Entry Security to the Trustee's participant account at the Depositary.

     F. The Trustee will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary to (i) debit such Book-Entry Security to the Trustee's participant account and credit such Book-Entry Security to such Agent's participant account and (ii) debit such Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Book-Entry Security less such Agent's commission.
The entry of such a deliver order shall constitute a representation and warranty by the Trustee to the Depositary that (a) the Global Security representing such Book-Entry Security has been issued and authenticated and (b) the Trustee is holding such Global Security pursuant to the Certificate Agreement.

     G. Such Agent will enter an SDFS deliver order through the Depositary's Participant Terminal System instructing the Depositary (i) to debit such Book-Entry Security to such Agent's participant account and credit such Book-Entry Security to the participant accounts of the participants with respect to such Book-Entry Security and (ii) to debit the settlement accounts of such participants and credit the settlement account of such Agent for an amount equal to the price of such Book-Entry Security.

     H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

     I. Upon confirmation of receipt of funds, the Trustee will transfer to the account of the Company maintained at The Chase Manhattan Bank, New York, New York, or such other account as the Company previously may have specified to the Trustee, in funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "F".

     J. Upon request, the Trustee will send to the Company a statement setting forth the principal amount of Book-Entry Securities outstanding as of that date under the Indentures.

     K. Such Agent will confirm the purchase of such Book-Entry Security to the purchaser either by transmitting to the participants with respect to such Book-Entry Security a confirmation order or orders through the Depositary's institutional delivery system or by mailing a written confirmation to such purchaser.

     L. The Depositary, at any time, upon request of the Company or the Trustee, promptly will furnish to the Company or to the Trustee a list of the names and addresses of the participants for whom the Depositary has credited Book-Entry Securities.

Preparation of a Pricing Supplement by the Company:

     If the Company accepts an offer to purchase a Book-Entry Security, it will prepare a Pricing Supplement reflecting the terms of such Book-Entry Security and arrange to have delivered to the Selling Agent or the Purchasing Agent, as the case may be, at least one copy of such Pricing Supplement, not later than 11:00 a.m., New York City time, on the business day following the receipt of the Sale Information, or if the Company and the purchaser agree to settle on the business day following the date of acceptance, not later than noon, New York City time, on such date, by facsimile or overnight express to the following applicable address: (i) if to Goldman, Sachs & Co., to 85 Broad Street, New York, New York 10004, Facsimile Transmission No. (212) 902-0658, Attention:
Karen Robertson, (ii) if to BancAmerica Robertson Stephens, to 231 South LaSalle Street, 18th Floor, Chicago, Illinois, Facsimile Transmission No. (312) 974-8936, Attention: MTN Product Manager, (iii) if to BT Alex. Brown

Incorporated, to 135 E. Baltimore Street, Baltimore, Maryland 21202, Facsimile Transmission No. (410) 783-3033, Attention: Thomas J. DeRosa, (iv) if to Chase Securities Inc., to 270 Park Avenue, 8th Floor, New York, New York 10017, Facsimile Transmission No. (212) 834-6081, Attention: Medium-Term Note Desk, (v) if to Donaldson, Lufkin & Jenrette Securities Corporation, to 277 Park Avenue, 9th Floor, New York, New York 10172, Facsimile Transmission No. (212) 892-4298,
Attention: Greg Brown, (vi) if to Lehman Brothers Inc., c/o ADP Prospectus Services, 536 Broadhollow Road, Melville, New York 11747, Facsimile No. (516) 249-7942, Attention: Michael Ward, (vii) if to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, to Tritech Services, 40 Colonial Drive, Piscataway, New Jersey 08854, Facsimile Transmission No. (908) 885-2774,
Attention: Prospectus Operations/ Susannah Putnam, with a copy to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310, Facsimile Transmission No. (212) 449-2234, Attention: MTN Product Management, (viii) if to J.P. Morgan Securities Inc., to 60 Wall Street, 3rd Floor, New York, New York 10260, Facsimile Transmission No. (212) 648-5909, Attention: MTN Desk, and (ix) if to NationsBanc Montgomery Securities, LLC, to 100 North Tryon Street, 7th Floor, Charlotte, North Carolina 28255, Facsimile Transmission No. (704) 388-9939, Attention: MTN Product Management. The Company will arrange to have ten Pricing Supplements filed with the Commission not later than the close of business of the Commission on the fifth business day following the date on which such Pricing Supplement first is used.

Delivery of a Confirmation and the Prospectus to a Purchaser by the Selling Agent:

     The Selling Agent will deliver to the purchaser of a Book-Entry Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Prospectus as amended or supplemented (including the Pricing Supplement) in relation to such Book-Entry Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or
(b) the Book-Entry Security.

Date of Settlement:

     The receipt by the Company of immediately available funds in payment for a Book-Entry Security and the authentication and issuance of the Global Security representing such Book-Entry Security shall constitute "settlement" with respect to such Book-Entry Security. All orders accepted by the Company will be settled on the third business day pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settle on another day which shall be no earlier than the next business day.

Settlement Procedure Timetable:

     For orders of Book-Entry Securities solicited by an Agent, as agent, and accepted by the Company for settlement on the first business day after the sale date, Settlement Procedures "A" through "I" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

     Settlement
     Procedure                           Time
     ---------                           ----

        A             5:00 p.m.          on the business day following the
                                         acceptance of an offer by the Company
                                         or 10:00 a.m. on the business day
                                         prior to the settlement date,
                                         whichever is earlier
        B            12:00 noon          on the sale date
        C             2:00 p.m.          on the sale date
        D             9:00 a.m.          on the settlement date
        E            10:00 a.m.          on the settlement date
       F-G            2:00 p.m.          on the settlement date
        H             4:45 p.m.          on the settlement date
        I             5:00 p.m.          on the settlement date

     If a sale is to be settled more than one business day after the sale date, Settlement Procedures "B" and "C" shall be completed as soon as practicable but not later than 2:00 p.m. on the first business day after the sale date. If the initial interest rate for a Floating Rate Book-Entry Security has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 2:00 p.m. on the second business day before the settlement date. Settlement Procedure "H" is subject to extension in accordance with any extension of FedWire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

     If settlement of a Book-Entry Security is rescheduled or cancelled, the Trustee, upon obtaining knowledge thereof, will deliver to the Depositary, through the Depositary's Participation Terminal System a cancellation message to such effect by no later than 2:00 p.m. on the business day immediately preceding the scheduled settlement date.

Failure to Settle:

     If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Security pursuant to Settlement Procedure "F", the Trustee may deliver to the Depositary, through the Depositary's Participant Terminal System, as soon as practicable a withdrawal message instructing the Depositary to debit such Book-Entry Security to the Trustee's participant account, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Book-Entry Security that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Securities represented by a Global Security, the Trustee will mark such Global Security "cancelled", make appropriate entries in the Trustee's records and send such cancelled Global Security to the Company. The CUSIP number assigned to such Global Security, in accordance with CUSIP Service Bureau procedures, shall be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Securities represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Security or Securities and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Securities previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

     If the purchase price for any Book-Entry Security is not timely paid to the participants with respect to such Book-Entry Security by the beneficial purchaser thereof (or a person, including an indirect participant in the Depositary, acting on behalf of such purchaser), such participants and, in turn, the Agent for such Book-Entry Security may enter deliver orders through the Depositary's Participant Terminal System debiting such Book-Entry Security to such participant's account and crediting such Book-Entry Security to such Agent's account and then debiting such Book-Entry Security to such Agent's participant account and crediting such Book-Entry Security to the Trustee's participant account and shall notify the Company and the Trustee thereof. Thereafter, the Trustee will (i) immediately notify the Company of such order and the Company shall transfer to such Agent funds available for immediate use in an amount equal to the price of such Book-Entry Security which was credited to the account of the Company maintained at the Trustee in accordance with Settlement Procedure 1, and (ii) deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the company will reimburse such Agent on an equitable basis for the loss of its use of funds during the period when the funds were credited to the account of the Company.

     Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Security, the Depositary may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Securities to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "D" for the authentication and issuance of a Global Security representing the other Book-Entry Securities to have been represented by such Global Security and will make appropriate entries in its records. The Company, from time to time, will furnish the Trustee with a sufficient quantity of Securities.

                                                                       ANNEX III
                                                                       ---------

                              ACCOUNTANTS' LETTER
                              -------------------

     Pursuant to Section 4(j) and Section 6(d), as the case may be, of the Distribution Agreement, the Company's independent certified public accountants shall furnish letters to the effect that:

          (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder;

          (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in or incorporated by reference in the Registration Statement or in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished separately to the Agents;

          (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which have been furnished separately to the Agents; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations;

          (iv) The unaudited selected financial information with respect to the consolidated results of operations and the financial position of the Company for the five most recent fiscal years included in the Prospectus and included in or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent

                                     III-1
     fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for the five such fiscal years which were included in or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

          (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K under the Securities Act and the Exchange Act and, on the basis of limited procedures specified in such letter, nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

          (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations thereunder or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles;

                (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial

                                     III-2
          statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                (D) any unaudited pro forma consolidated condensed financial statements included in or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earnouts of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included in or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or net assets or other items specified by the Agents, or any increases in any items specified by the Agents, in each case as compared with amounts shown in the latest balance sheet included in or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                (F) for the period from the date of the latest financial statements included in or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Agents, or any increases in any items specified by the Agents, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Agents, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (vii) in addition to the examination referred to in their report(s) included in or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Agents which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II

                                     III-3
     of, or in exhibits and schedules to, the Registration Statement specified by the Agents or in documents incorporated by reference in the Prospectus specified by the Agents, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

     All references in this Annex III to the Prospectus shall be deemed to refer to the prospectus (including the documents incorporated by reference therein) as defined in the Distribution Agreement as of the Commencement Date referred to in
Section 6(d) thereof and to the prospectus as amended or supplemented (including the documents incorporated by reference therein) as of the date of the amendment, supplement, incorporation or the Time of Delivery relating to the Terms Agreement requiring the delivery of such letter under Section 4(j) thereof.

                                     III-4

                                                                        ANNEX IV
                                                                        --------

Alabama-Shepherd Shopping Center
DeVargas Center Joint Venture

Eastex Venture
East Town, Lake Charles Co.
GJR/Weingarten Little York Venture
GJR/Weingarten River Pointe Venture
Jacinto City, Ltd.
Lincoln Place Limited Partnership
Lisbon Street Shopping Trust
Main/O.S.T., Ltd.
Market at Town Center Sugarland
Markham West Shopping Center, L.P.
Northwest Hollister Venture
Phelan Boulevard Venture
Rosenberg, Ltd.
Sheldon Center, Ltd.
South Loop-Long-Wayside Company
South Padre Drive L.P.
Weingarten/Finger Venture
WRI/Crosby Venture
WRI/Dickinson Venture
WRI/Interpak Venture
WRI/Palans Venture

                                     IV-1